AMENDMENT NO. 6

TO THIRD AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

This Amendment No. 6 (the “Amendment”) to the Third Amended and Restated Agreement and Declaration of Trust of AIM Sector Funds (Invesco Sector Funds) (the “Trust”) amends, effective April 17, 2020, the Third Amended and Restated Agreement and Declaration of Trust of the Trust dated as of April 11, 2017, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to remove Invesco Mid Cap Growth Fund, Invesco Oppenheimer Small Cap Value Fund and Invesco Technology Sector Fund;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of April 17, 2020.

By:	/s/ Jeffrey H. Kupor
Names:	Jeffrey H. Kupor
Title:	Secretary, Senior Vice President and Chief Legal Officer

EXHIBIT 1

“SCHEDULE A

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco American Value Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Comstock Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Comstock Select Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Dividend Income Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares Investor Class Shares

Invesco Energy Fund	Class A Shares Class C Shares Class R5 Shares Class Y Shares Investor Class Shares

Invesco Gold & Precious Metals Fund	Class A Shares Class C Shares Class R5 Shares Class Y Shares Investor Class Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Oppenheimer Gold & Special Minerals Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Small Cap Value Fund	Class A Shares Class C Shares Class R Shares Class Y Shares

Invesco Technology Fund	Class A Shares Class C Shares Class R5 Shares Class Y Shares Investor Class Shares

Invesco Value Opportunities Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class Y Shares”